Exhibit 99.2

November 12, 2013 Third Quarter 2013 Results

Forward Looking Statements This press release contains, and management may make, certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. Words such as "may,” “will,” “should,” “could,” “likely,” “anticipates," “intends,” "believes," "estimates," "expects," "forecasts," “plans,” “projects,” "predicts" and “outlook” and similar words and expressions are intended to identify forward-looking statements. Examples of our forward-looking statements include, among others, statements relating to our outlook, our future operating results on a segment basis, our future Adjusted EBITDA and free cash flows, our share repurchase plans and our strategic initiatives. Although they reflect Rockwood’s current expectations, they involve a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied, and not guarantees of future performance. These risks, uncertainties and other factors include, without limitation, Rockwood’s business strategy; changes in general economic conditions in North America and Europe and in other locations in which Rockwood currently does business; competitive pricing or product development activities affecting demand for Rockwood’s products; technological changes affecting production of Rockwood’s materials; fluctuations in interest rates, exchange rates and currency values; availability and pricing of raw materials; governmental and environmental regulations and changes in those regulations; fluctuations in energy prices; changes in the end-use markets in which Rockwood’s products are sold; hazards associated with chemicals manufacturing; Rockwood’s ability to access capital markets; Rockwood’s high level of indebtedness; risks associated with competition and the introduction of new competing products, especially from the Asia-Pacific region; risks associated with international sales and operations; risks associated with information securities and the risks, uncertainties and other factors discussed under "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rockwood's Form 10-K for the year ended December 31, 2012 and other periodic reports filed with or furnished to the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Agenda Third Quarter 2013 Financial Highlights from Continuing Operations Financial Summary Summary Appendices

Third Quarter 2013 Highlights from Continuing Operations

Third Quarter 2013 Financial Highlights from Continuing Operations

Third Quarter and Year-to-Date Summary

($M) , except EPS	Third Quarter				YTD			
			% Change				% Change	
	Q3 2013	Q3 2012	Total	Constant Currency (b)	YTD 2013	YTD 2012	Total	Constant Currency (b)
Net Sales	345.8	320.9	7.8%	6.9%	1,030.8	1,001.8	2.9%	2.9%
Adjusted EBITDA from continuing ops (a)	81.6	83.7	(2.5%)	(4.1%)	245.1	240.4	2.0%	1.1%
Adj. EBITDA Margin	23.6%	26.1%	(2.5 ppt)		23.8%	24.0%	(0.2 ppt)	
As Reported								
Net Income - as reported	1,111.9	59.6	1765.6%		1,161.5	358.5	224.0%	
EPS (Diluted) - as reported (c)	14.65	0.75	1853.3%		14.84	4.49	230.5%	
Net Income - as reported - continuing operations	8.4	28.8	(70.8%)		40.6	204.6	(80.2%)	
EPS (Diluted) - as reported - continuing operations (c)	0.11	0.36	(69.4%)		0.52	2.56	(79.7%)	
As Adjusted								
Net Income - as adjusted (d)	48.2	73.3	(34.2%)		158.6	269.2	(41.1%)	
EPS (Diluted) - as adjusted (c)(d)	0.63	0.92	(31.5%)		2.03	3.37	(39.8%)	
Net Income - as adjusted - continuing operations(d)	29.9	39.0	(23.3%)		83.3	103.7	(19.7%)	
EPS (Diluted) - as adjusted - continuing operations(d)	0.39	0.49	(20.4%)		1.06	1.30	(18.5%)	

(a) A reconciliation of Net Income to Adjusted EBITDA from continuing operations is provided. See Appendices.

(b) Based on constant currencies. See Appendices.

(c) Q3 2013 based on share count of 75,906; Q3 2012 based on share count of 79,963.
For year to date, Yr 2013 based on share count of 78,264; Yr 2012 based on share count of 79,914.

(d) A reconciliation of Net Income / EPS as reported to Net Income / EPS as adjusted is provided. See Appendices.

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Results By Segment – Third Quarter Net Sales Adj. EBITDA (a) % Change % Change ($M) Q3 2013 Q3 2012 Total Constant Currency (b) Q3 2013 % Sales Q3 2012 % Sales Total Constant Currency (b) Lithium 120.3 116.0 3.7% 3.0% 43.1 35.8% 45.4 39.1% (5.1%) (7.5%) Surface Treatment 193.6 175.3 10.4% 10.4% 45.0 23.2% 37.9 21.6% 18.7% 18.5% Corporate and Other 31.9 29.6 7.8% 2.0% (6.5) 0.4 1725.0% 1750.0% Total Rockwood - Continuing Operations $345.8 $320.9 7.8% 6.9% $81.6 23.6% $83.7 26.1% (2.5%) (4.1%) Discontinued Operations $544.3 $541.9 0.4% (3.6%) $77.1 14.2% $95.7 17.7% (19.4%) (22.7%) Total Rockwood $890.1 $862.8 3.2% 0.3% $158.7 17.8% $179.4 20.8% (11.5%) (14.0%) (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based on constant currencies. See Appendices.

Results By Segment – Year-to-Date Net Sales Adj. EBITDA (a) % Change % Change ($M) YTD 2013 YTD 2012 Total Constant Currency (b) YTD 2013 % Sales YTD 2012 % Sales Total Constant Currency (b) Lithium 364.5 355.3 2.6% 3.0% 139.0 38.1% 137.9 38.8% 0.8% (0.4%) Surface Treatment 569.3 547.7 3.9% 4.1% 127.9 22.5% 116.6 21.3% 9.7% 9.5% Corporate and Other 97.0 98.8 (1.8%) (4.3%) (21.8) (14.1) (54.6%) (56.0%) Total Rockwood - Continuing Operations $1,030.8 $1,001.8 2.9% 2.9% $245.1 23.8% $240.4 24.0% 2.0% 1.1% Discontinued Operations 1,766.2 1,676.1 5.4% 3.5% 246.0 13.9% 393.0 23.4% (37.4%) (38.5%) Total Rockwood $2,797.0 $2,677.9 4.4% 3.3% $491.1 17.6% $633.4 23.7% (22.5%) (23.5%) (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based on constant currencies. See Appendices.

Net Sales Growth – Continuing Operations Note: Above includes Lithium, Surface Treatment and Corporate and Other only. Third Quarter YTD ($M) Net Sales % Change ($M) Net Sales % Change 2013 Q3 345.8 YTD 2013 1,030.8 2012 Q3 320.9 YTD 2012 1,001.8 Change 24.9 7.8% Change 29.0 2.9% Due to (Approx.): Due to (Approx.): Pricing 1.9 0.6% Pricing 11.3 1.1% Currency 2.6 0.8% Currency 0.2 0.0% Volume/Mix 20.4 6.4% Volume/Mix 17.5 1.7%

Lithium Third Quarter Net sales increased primarily from higher volumes of lithium carbonate, lithium chloride and lithium hydroxide, partially offset by lower selling prices and lower volumes for potash. Adjusted EBITDA decreased primarily from lower volumes and selling prices for potash. This was partially offset by higher volumes of lithium carbonate and lithium chloride. Note: See slide 11 for the impact of potash on net sales and Adjusted EBITDA. (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based on constant currencies. See Appendices. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2013 2012 Total Constant Currency (b) 2013 2012 Total Constant Currency (b) Third Quarter 120.3 116.0 3.7% 3.0% 43.1 45.4 (5.1%) (7.5%) Adj. EBITDA Margin 35.8% 39.1% (3.3) ppt YTD 364.5 355.3 2.6% 3.0% 139.0 137.9 0.8% (0.4%) Adj. EBITDA Margin 38.1% 38.8% (0.7) ppt

Lithium excluding Potash (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2013 2012 Total 2013 2012 Total Lithium excl. Potash 114.6 98.7 16.1% 40.8 31.6 29.1% Adj. EBITDA Margin 35.6% 32.0% 3.6 ppt Potash 5.7 17.3 (67.1%) 2.3 13.8 (83.3%) Adj. EBITDA Margin 40.4% 79.8% (39.4) ppt Total Lithium 120.3 116.0 3.7% 43.1 45.4 (5.1%) Adj. EBITDA Margin 35.8% 39.1% (3.3) ppt 3rd Quarter

Surface Treatment Third Quarter Net sales increased primarily due to increased volumes, particularly driven by higher automotive OEM and general industrial applications, and the acquisition of the remaining 50% interest in a previously unconsolidated joint venture in India, as well as higher selling prices. Adjusted EBITDA increased primarily from higher net sales, partially offset by an unfavorable product mix and higher selling, general and administrative costs. (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based on constant currencies. See Appendices. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2013 2012 Total Constant Currency (b) 2013 2012 Total Constant Currency (b) Third Quarter 193.6 175.3 10.4% 10.4% 45.0 37.9 18.7% 18.5% Adj. EBITDA Margin 23.2% 21.6% 1.6 ppt YTD 569.3 547.7 3.9% 4.1% 127.9 116.6 9.7% 9.5% Adj. EBITDA Margin 22.5% 21.3% 1.2 ppt

Financial Summary

Income Statement - Reported

($M)	Third Quarter		YTD	
	2013	2012	2013	2012
Net sales	$345.8	$320.9	$1,030.8	$1,001.8
Gross profit	152.7	142.6	463.3	445.9
Gross Profit %	*44.2%*	*44.4%*	*44.9%*	*44.5%*
Selling, general and administrative expenses	97.5	84.7	295.6	276.2
SG&A %	*28.2%*	*26.4%*	*28.7%*	*27.6%*
Operating Income	67.3	54.1	166.5	151.6
Operating income %	*19.5%*	*16.9%*	*16.2%*	*15.1%*
Interest expense, net	(21.2)	(11.6)	(67.9)	(41.2)
Loss on early extinguishment/modification of debt	(15.5)	-	(15.5)	(9.7)
Foreign exchange (loss) gain on financing activities, net	(31.2)	0.2	(41.7)	(7.9)
Other, net	-	(0.3)	-	(0.2)
(Loss) income from continuing operations before taxes	**$(0.6)**	**$42.4**	**$41.4**	**$92.6**
Income tax (benefit) provision	(9.0)	13.6	0.8	(112.0)
Income from continuing operations	**$8.4**	**$28.8**	**$40.6**	**$204.6**
(Loss) income from discontinued operations, net of tax (a)	(60.2)	30.2	(43.7)	176.0
Gain on sale of discontinued operations, net of tax (b)	1,163.8	-	1,163.8	-
Net income	**$1,112.0**	**$59.0**	**$1,160.7**	**$380.6**
Net (income) loss attributable to non-controlling interest - disc. ops.	(0.1)	0.6	0.8	(22.1)
Net income attributable to Rockwood Holdings, Inc. shareholders	**$1,111.9**	**$59.6**	**$1,161.5**	**$358.5**
Amounts attributable to Rockwood Holdings, Inc. shareholders:				
Income from continuing operations	8.4	28.8	40.6	204.6
Income from discontinued operations	1,103.5	30.8	1,120.9	153.9
Net income	**$1,111.9**	**$59.6**	**$1,161.5**	**$358.5**

(a) Includes the expected loss on sale of the TiO2 Pigments and Other Businesses, which represents the difference between the carrying value of these businesses and the expected proceeds. This carrying value includes the assumed recognition of actuarial (pension-related) losses and unrealized foreign exchange losses currently recorded in accumulated other comprehensive income within stockholders' equity, which must be recognized upon completion of the sale.

(b) Relates to the sale of the Advanced Ceramics business in Q3 2013.

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Reconciliation of Net Income to Adjusted EBITDA ($M) 2013 2012 2013 2012 Net income attributable to Rockwood Holdings, Inc. shareholders $1,111.9 $59.6 $1,161.5 $358.5 Net income (loss) attributable to noncontrolling interest 0.1 (0.6) (0.8) 22.1 Net income 1,112.0 59.0 1,160.7 380.6 Income tax (benefit) provision (9.0) 13.6 0.8 (112.0) Loss (income) from discontinued operations, net of tax 60.2 (30.2) 43.7 (176.0) Gain on sale of discontinued operations, net of tax (1,163.8) - (1,163.8) - (Loss) income from continuing operations before taxes (0.6) 42.4 41.4 92.6 Interest expense, net 21.2 11.6 67.9 41.2 Depreciation and amortization 22.8 22.3 68.0 66.1 Sub-Total 43.4 76.3 177.3 199.9 Restructuring and other severance costs 4.6 3.7 13.2 17.9 Systems/organization establishment expenses 0.3 0.7 1.5 1.0 Acquisition and disposal costs 2.2 1.6 5.7 1.9 Loss on early extinguishment/modification of debt 15.5 - 15.5 9.7 Asset write-downs and other (0.7) 0.1 4.0 0.2 Gain on previously held equity interest (16.0) 0.0 (16.0) 0.0 Foreign exchange loss (gain) on financing activities, net 31.2 (0.2) 41.7 7.9 Other 1.1 1.5 2.2 1.9 Adjusted EBITDA from continuing operations $81.6 $83.7 $245.1 $240.4 Discontinued operations 77.1 95.7 246.0 393.0 Total Adjusted EBITDA $158.7 $179.4 $491.1 $633.4 Third Quarter YTD

Reconciliation of Net Income/EPS as Reported to Net Income/EPS as Adjusted Net Income ($M) Diluted EPS Net Income ($M) Diluted EPS As reported $1,111.9 $14.65 $1,161.5 $14.84 Adjustments from discontinued operations: Gain on sale of discontinued operations (1,163.8) (15.33) (1,163.8) (14.87) Expected loss on sale of TiO2 Pigments and Other Businesses (a) 52.7 0.69 52.7 0.67 Acquisition and disposal costs 25.4 0.34 47.1 0.60 Restructuring and other severance costs 1.4 0.01 2.7 0.04 Impact of tax related items (0.7) (0.01) 2.8 0.04 (Gain) loss on early extinguishment/modification of debt (0.3) - 11.9 0.15 Other 0.1 - 1.0 0.02 Net (benefits) charges from discontinued operations (1,085.2) (14.30) (1,045.6) (13.35) Adjustments from continuing operations: Foreign exchange loss on financing activities, net 20.7 0.27 28.1 0.36 Gain on previously held equity interest (16.0) (0.21) (16.0) (0.20) Loss on early extinguishment/modification of debt 10.5 0.14 10.5 0.13 Restructuring and other severance costs 3.3 0.04 9.8 0.13 Acquisition and disposal costs 1.5 0.02 4.1 0.05 Impact of tax related items 1.1 0.01 1.1 0.01 Asset write-downs and other - - 2.6 0.03 Systems/organization establishment expenses - - 1.0 0.01 Other 0.4 0.01 1.5 0.02 Net charges from continuing operations 21.5 0.28 42.7 0.54 Net benefits (b) (1,063.7) (14.02) (1,002.9) (12.81) As adjusted $48.2 $0.63 $158.6 $2.03 Weighted average number of diluted shares outstanding (in thousands) 75,906 78,264 (b) The tax effects of the adjustments are expenses of $17.4 million for the third quarter 2013 and benefits of $35.5 million for year to date 2013 based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances. YTD 2013 Third Quarter 2013 (a) The expected loss on sale represents the difference between the carrying value of these businesses and the expected proceeds. This carrying value includes the assumed recognition of actuarial (pension-related) losses and unrealized foreign exchange losses currently recorded in accumulated other comprehensive income within stockholders’ equity, which must be recognized upon completion of the sale.

Tax Provision Reconciliation – Third Quarter 2013

($M)	Third Quarter 2013						
	Income from cont. ops. before taxes	Income tax provision (benefit)	Income (loss) from cont. ops.	Effective tax rate	Income/ Gain from discontinued operations, net of tax	Net income	Diluted EPS (a)
As reported	$ (0.6)	$ (9.0)	$ 8.4	*1500.0%*	$ 1,103.5	$ 1,111.9	$ 14.65
Adjustments from discontinued operations:							
Gain on sale of discontinued operations					(1,163.8)	(1,163.8)	(15.33)
Expected loss on sale of TiO2 Pigments and Other Businesses (b)					52.7	52.7	0.69
Acquisition and disposal costs					25.4	25.4	0.34
Restructuring and other severance costs					1.4	1.4	0.01
Impact of tax related items					(0.7)	(0.7)	(0.01)
Gain on early extinguishment/modification of debt					(0.3)	(0.3)	-
Other					0.1	0.1	-
Adjustments from continuing operations:							
Foreign exchange loss on financing activities, net	31.2	10.5	20.7			20.7	0.27
Gain on previously held equity interest	(16.0)	-	(16.0)			(16.0)	(0.21)
Loss on early extinguishment/modification of debt	15.5	5.0	10.5			10.5	0.14
Restructuring and other severance costs	4.6	1.3	3.3			3.3	0.04
Acquisition and disposal costs	2.2	0.7	1.5			1.5	0.02
Impact of tax related items	-	(1.1)	1.1			1.1	0.01
Other	0.7	0.3	0.4			0.4	0.01
As adjusted	$ 37.6	$ 7.7	$ 29.9	*20.5%*	$ 18.3	$ 48.2	$ 0.63

(a) Calculated using weighted average diluted shares outstanding of 75,906.

(b) The expected loss on sale represents the difference between the carrying value of these businesses and the expected proceeds. This carrying value includes the assumed recognition of actuarial (pension-related) losses and unrealized foreign exchange losses currently recorded in accumulated other comprehensive income within stockholders' equity, which must be recognized upon completion of the sale.

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Consolidated Net Debt ($M) December 31, 2012 March 31, 2013 June 30, 2013 September 30, 2013 LTM Adj EBITDA (a) $778.9 $712.2 $656.9 $630.6 Net Debt (b) Rockwood Term Loans 924.1 911.0 911.0 - TiO2 Venture Term Loans 514.5 - - - Other Debt 63.1 61.0 62.6 61.4 Sr. Sub. Notes 1,250.0 1,250.0 1,250.0 1,250.0 Total Debt $2,751.8 $2,222.0 $2,223.6 $1,311.4 Cash (1,273.6) (491.1) (321.7) (933.1) Net Debt $1,478.2 $1,730.9 $1,901.9 $378.3 Net Debt / LTM Adj. EBITDA 1.90 x 2.43 x 2.90 x 0.60 x Secured Debt / LTM Adj. EBITDA 1.92 x 1.36 x 1.47 x 0.09 x (a) Includes LTM Adjusted EBITDA for both continuing and discontinued operations. (b) All Euro denominated debt is converted at the December 31 balance sheet rate ($1.32 at Dec. 31, 2012, $1.28 at Mar. 31, 2013, $1.30 at Jun. 30, 2013 and $1.35 at Sep. 30, 2013)

Net Debt / LTM Adjusted EBITDA Note: Net Debt is total debt less total cash. LTM Adjusted EBITDA is calculated as set forth in the leverage ratio under the indenture governing the Senior Notes due in 2020 for Rockwood Specialties Group, Inc.

Free Cash Flow ($M) Third Quarter 2013 Third Quarter 2012 YTD 2013 YTD 2012 Total Adjusted EBITDA $158.7 $179.4 $491.1 $633.4 WC Change (a) 44.9 8.8 (22.9) (208.2) Cash Taxes (21.6) (20.5) (66.2) (49.5) Cash Interest (9.0) (16.6) (63.5) (54.7) Adjusted Cash From Operating Activities (b) $173.0 $151.1 $338.5 $321.0 CAPEX (c) (106.7) (69.9) (260.0) (220.7) Proceeds on Sale of Assets 2.3 0.0 2.8 1.7 Free Cash Flow (d) $68.6 $81.2 $81.3 $102.0 (a) (b) (c) CAPEX net of government grants received. (d) Includes changes in accounts receivable, inventories, prepaid expenses, accounts payable, income taxes payable and accrued expenses. All figures net of the effect of foreign currency translation and impact of acquisitions and divestitures. Free Cash Flow excludes share repurchases of $183.6 million and $400.0 million in the third quarter and year to date 2013, respectively, and dividends paid of $32.9 million and $94.8 million in the third quarter and year to date 2013, respectively. Excludes $29.8 million and $9.4 million for the third quarter of 2013 and 2012, respectively and $62.5 million and $25.2 million for year to date 2013 and 2012, respectively, for the cash impact of adjustments made to EBITDA under the senior secured credit agreement.

Summary

2013 Planned Initiatives: Maximizing Shareholder Value Initiatives Progress Update Announced share repurchase program for up to $400 million Completed program, having repurchased 6.23 million shares for average price of $64.17/ps Estimated dividend yield in range of 2.8% to 3.2% Increased quarterly dividend by nearly 30% to $0.45/ps from $0.35/ps last year Expected repayment up to $600 million of debt Repaid more than $1.43 billion of secured term debt Launched strategic evaluation process for non-core businesses Concluded process to address non-strategic businesses through announced sales of 7 businesses for total enterprise value of ~ $3.9 billion, adjusting for assumed pension obligations Closed sale on Advanced Ceramics business for an enterprise value of EUR 1.49 billion on August 31, 2013 and on sale of Clay-based Additives business for $635 million on October 1, 2013 Executed definitive sale agreement for TiO2 and four other non-strategic businesses for enterprise value of $1.325B (expected to close 1st half 2014) 11/12/2013 12:58 PM

Rockwood's Strategic Transformation: ProForma Financials for Core Businesses + Est. Cash on Hand

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Core	FY 2012	LTM 9/2013
Net Sales(1)	$1,198M	$1,228M
Adjusted EBITDA (1)	$337M	$349M
% Margin	28.1%	28.4%

+

Received/Expected Proceeds from Business Sales	Advanced Ceramics	Clay Additives	TiO2 & 4 Other Businesses
Enterprise Value	EUR 1.49B	USD 635M	USD 1.325B
Net Estimated Proceeds from Sale	USD 1.76B	USD 615M	USD 1.0B
Net Est. Cumulative Cash on Hand, post repayment of ~$1B term loans & interest	USD 0.9B (2)	USD 1.5B (3)	USD 2.5B (4)

Core

Lithium	LTM 9/2013
Net Sales:	$484M
Adj. EBITDA:	$183M
% Margin:	*37.8%*

Surface Treatment	LTM 9/2013
Net Sales:	$745M
Adj. EBITDA:	$166M
% Margin:	*22.3%*

Non-Strategic – Closed and Pending Close

Discontinued Operations	LTM 9/2013
Net Sales:	$2,273M
Adj. EBITDA:	$305M
% Margin:	*13.4%*

(1) Excludes Corporate and Other net sales of $120 million and $124 million, respectively, and Adjusted EBITDA of $(27) million and $(23) million, respectively, which are Pro-Forma to exclude the Rubber/Thermoplastics Compounding business (Gomet), reclassified with Discontinued Operations.
(2) Cash on Hand equal to September 30, 2013 cash balance of $932M,which includes net cash proceeds from Advanced Ceramics $1.76B less the repayment of the Rockwood Term Loans of $911M plus accrued and unpaid interest and other transaction fees and Q3 share repurchases of $184M.
(3) Cash on Hand per (2) plus received net proceeds for Clay Based Additives after adjusting for expected adjustments including taxes and fees.
(4) Net Est Cash on Hand per (3) plus expected net proceeds for TiO2 and Other Non-Strategic businesses after adjusting for expected adjustments including pensions, taxes and fees.

Note: See Appendix for reconciliation of non-GAAP measures.

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Rockwood Strategy to Further Enhance Shareholder Value Focus Portfolio Focus On Growth & Productivity Improve Financial Ratios Invest in The Business Drive top tier growth in core businesses: Lithium and Surface Treatment Allocate a significant amount of our cash on hand to: Promote organic growth; and Make acquisitions that are accretive, create value, and meet Rockwood’s strategic criteria: Leading global market position with #1 or #2 market share Adjusted EBITDA margin of 25%+ Global industry technology leader Limited exposure to oil-based raw materials Continue return of capital to shareholders

Appendices

Rockwood Consolidated Net Debt: Historical and ProForma for Expected Net Sales Proceeds ProForma (a)(b) ($M) December 31, 2012 September 30, 2012 September 30, 2012 LTM Adj EBITDA (a) $778.9 $630.6 $325.8 Net Debt (b) Rockwood Term Loans 924.1 - - TiO2 Venture Term Loans 514.5 - - Other Debt 63.1 61.4 45.5 Sr. Sub. Notes 1,250.0 1,250.0 1,250.0 Total Debt $2,751.8 $1,311.4 $1,295.5 Cash (1,273.6) (932.0) (2,547.0) Net Debt $1,478.2 $379.4 -$1,251.5 Net Debt / LTM Adj. EBITDA 1.90 x 0.60 x -3.84 x (a) All Euro-denominated debt is converted at the balance sheet rate ($1.32 at 12/31/12 and $1.35 at 9/30/13). (b) ProForma for the Adj. EBITDA and the net cash proceeds from the sale of Clay Additives and TiO2 Pigments and Other businesses. As Reported (a)

Reconciliation of Net Income to Adjusted EBITDA ($M) 2013 2012 2013 2012 Net income attributable to Rockwood Holdings, Inc. shareholders $1,111.9 $59.6 $1,161.5 $358.5 Net income (loss) attributable to noncontrolling interest 0.1 (0.6) (0.8) 22.1 Net income 1,112.0 59.0 1,160.7 380.6 Income tax (benefit) provision (9.0) 13.6 0.8 (112.0) Loss (income) from discontinued operations, net of tax 60.2 (30.2) 43.7 (176.0) Gain on sale of discontinued operations, net of tax (1,163.8) 0.0 (1,163.8) 0.0 (Loss) income from continuing operations before taxes (0.6) 42.4 41.4 92.6 Interest expense, net 21.2 11.6 67.9 41.2 Depreciation and amortization 22.8 22.3 68.0 66.1 Restructuring and other severance costs 4.6 3.7 13.2 17.9 Systems/organization establishment expenses 0.3 0.7 1.5 1.0 Acquisition and disposal costs 2.2 1.6 5.7 1.9 Loss on early extinguishment/modification of debt 15.5 - 15.5 9.7 Asset write-downs and other (0.7) 0.1 4.0 0.2 Gain on previously held equity interest (16.0) - (16.0) - Foreign exchange loss (gain) on financing activities, net 31.2 (0.2) 41.7 7.9 Other 1.1 1.5 2.2 1.9 Adjusted EBITDA from continuing operations $81.6 $83.7 $245.1 $240.4 Discontinued operations 77.1 95.7 246.0 393.0 Total Adjusted EBITDA $158.7 $179.4 $491.1 $633.4 YTD Third Quarter

Reconciliation of Pre-Tax Income to Adjusted EBITDA – Third Quarter ($M) Third Quarter 2013 Lithium Surface Treatment Corporate and other Discontinued Operations Consolidated Income (loss) - cont. ops. before taxes $27.6 $43.4 $(71.6) - $(0.6) Interest expense, net 0.5 2.9 17.8 - 21.2 Depreciation and amortization 11.6 7.9 3.3 - 22.8 Restructuring and other severance costs 1.4 1.0 2.2 - 4.6 Systems/organization establishment expenses 0.2 0.1 - - 0.3 Acquisition and disposal costs - 0.7 1.5 - 2.2 Loss on early extinguishment/modifications of debt 2.2 3.1 10.2 - 15.5 Asset write-downs and other (0.8) 0.1 - - (0.7) Gain on previously held equity interest - (16.0) - - (16.0) Foreign exchange loss on financing activities, net 0.4 1.3 29.5 - 31.2 Other - 0.5 0.6 - 1.1 Adjusted EBITDA - continuing operations $43.1 $45.0 $(6.5) - $81.6 Discontinued Operations - - - 77.1 77.1 Total Adjusted EBITDA $43.1 $45.0 $(6.5) $77.1 $158.7 Third Quarter 2012 Income (loss) - cont. ops. before taxes $32.2 $23.1 $(12.9) - $42.4 Interest expense, net 0.7 3.0 7.9 - 11.6 Depreciation and amortization 11.1 7.8 3.4 - 22.3 Restructuring and other severance costs 1.3 2.4 - - 3.7 Systems/organization establishment expenses 0.1 0.6 - - 0.7 Acquisition and disposal costs - - 1.6 - 1.6 Asset write-downs and other - 0.1 0.0 - 0.1 Foreign exchange loss (gain) on financing activities, net - 1.0 (1.2) - (0.2) Other - (0.1) 1.6 - 1.5 Adjusted EBITDA - continuing operations $45.4 $37.9 $0.4 - $83.7 Discontinued Operations - - - 95.7 95.7 Total Adjusted EBITDA $45.4 $37.9 $0.4 $95.7 $179.4

Reconciliation of Pre-Tax Income to Adjusted EBITDA – Year-to-Date ($M) YTD 2013 Lithium Surface Treatment Corporate and other Discontinued Operations Consolidated Income (loss) - cont. ops. before taxes $87.2 $100.8 $(146.6) - $41.4 Interest expense, net 1.9 8.8 57.2 - 67.9 Depreciation and amortization 34.5 23.4 10.1 - 68.0 Restructuring and other severance costs 5.8 4.4 3.0 - 13.2 Systems/organization establishment expenses 0.7 0.8 - - 1.5 Acquisition and disposal costs 0.1 1.5 4.1 - 5.7 Loss on early extinguishment/modifications of debt 2.2 3.1 10.2 - 15.5 Asset write-downs and other 3.9 0.1 - - 4.0 Gain on previously held equity interest - (16.0) - - (16.0) Foreign exchange loss on financing activities, net 2.7 - 39.0 - 41.7 Other - 1.0 1.2 - 2.2 Adjusted EBITDA - continuing operations $139.0 $127.9 $(21.8) - $245.1 Discontinued Operations 246.0 246.0 Total Adjusted EBITDA $139.0 $127.9 $(21.8) $246.0 $491.1 YTD 2012 Income (loss) - cont. ops. before taxes $84.6 $69.5 $(61.5) - $92.6 Interest expense, net 2.6 11.8 26.8 - 41.2 Depreciation and amortization 32.6 23.6 9.9 - 66.1 Restructuring and other severance costs 13.4 4.4 0.1 - 17.9 Systems/organization establishment expenses 0.4 0.6 0.0 - 1.0 Acquisition and disposal costs - 0.1 1.8 - 1.9 Asset write-downs and other 2.2 3.0 4.5 - 9.7 Loss on early extinguishment/modifications of debt - 0.2 - - 0.2 Foreign exchange loss on financing activities, net 2.0 3.1 2.8 - 7.9 Other 0.1 0.3 1.5 - 1.9 Adjusted EBITDA - continuing operations $137.9 $116.6 $(14.1) - $240.4 Discontinued Operations - - - 393.0 393.0 Total Adjusted EBITDA $137.9 $116.6 $(14.1) $393.0 $633.4

Constant Currency Effect on Results – Third Quarter ($M) Constant Currency basis Net Change in $ Net Change in % Net Sales Lithium $4.3 3.7% $0.8 $3.5 3.0 % Surface Treatment 18.3 10.4 0.1 18.2 10.4 Corporate and Other 2.3 7.8 1.7 0.6 2.0 Net Sales from Continuing Operations $24.9 7.8% $2.6 $22.3 6.9 % Discontinued operations 2.4 0.4 21.8 (19.4) (3.6) Total Net Sales $27.3 3.2% $24.4 $2.9 0.3 % Adjusted EBITDA Lithium $(2.3) (5.1) % $1.1 $(3.4) (7.5) % Surface Treatment 7.1 18.7 0.1 7.0 18.5 Corporate and Other (6.9) 1,725.0 0.1 (7.0) 1,750.0 Adjusted EBITDA from Continuing Operations $(2.1) (2.5) % $1.3 $(3.4) (4.1) % Discontinued operations (18.6) (19.4) 3.1 (21.7) (22.7) Total Adjusted EBITDA $(20.7) (11.5) % $4.4 $(25.1) (14.0) % Change: Third Quarter 2013 versus 2012 (a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as comp ared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar. Constant Currency Effect in $ Total Change in % Total Change in $ (a) (a) (a)

Constant Currency Effect on Results – Year-to-Date ($M) Constant Currency basis Net Change in $ Net Change in % Net Sales Lithium $9.2 2.6% $(1.3) $10.5 3.0 % Surface Treatment 21.6 3.9 (0.9) 22.5 4.1 Corporate and Other (1.8) (1.8) 2.4 (4.2) (4.3) Net Sales from Continuing Operations $29.0 2.9% $0.2 $28.8 2.9 % Discontinued operations 90.1 5.4 31.5 58.6 3.5 Total Net Sales $119.1 4.4% $31.7 $87.4 3.3 % Adjusted EBITDA Lithium $1.1 0.8% $1.7 $(0.6) (0.4) % Surface Treatment 11.3 9.7 0.2 11.1 9.5 Corporate and Other (7.7) (54.6) 0.2 (7.9) (56.0) Adjusted EBITDA from Continuing Operations $4.7 2.0% $2.1 $2.6 1.1 % Discontinued operations (147.0) (37.4) 4.4 (151.4) (38.5) Total Adjusted EBITDA $(142.3) (22.5) % $6.5 $(148.8) (23.5) % Change: YTD 2013 versus 2012 (a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as compared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar. Total Change in $ Total Change in % Constant Currency Effect in $ (a)

Reconciliation of Net Income/EPS – Third Quarter and Year-to-Date 2012 Net Income ($M) Diluted EPS Net Income ($M) Diluted EPS As reported $59.6 $0.75 $358.5 $4.49 Adjustments from discontinued operations: Restructuring and other severance costs 2.2 0.03 6.6 0.08 Loss on early extinguishment/modification of debt - - 1.1 0.01 Mark-to-market swap loss - - 1.1 0.01 Acquisition and disposal costs - - 0.9 0.01 Systems/organization establishment expenses - - 0.7 0.01 Foreign exchange loss on financing activities, net - - (0.6) - Other 1.3 0.01 1.8 0.02 Net charges from discontinued operations 3.5 0.04 11.6 0.14 Adjustments from continuing operations: Valuation allowance reversal - - (139.0) (1.74) Restructuring and other severance costs 4.1 0.05 16.3 0.20 Impact of tax related items 2.9 0.04 2.9 0.04 Acquisition and disposal costs 1.6 0.02 1.9 0.02 Foreign exchange loss on financing activities, net (0.1) - 7.0 0.09 Loss on early extinguishment/modification of debt - - 7.9 0.10 Systems/organization establishment expenses - - 0.8 0.01 Other 1.7 0.02 1.3 0.02 Net charges (benefits) from continuing operations 10.2 0.13 (100.9) (1.26) Net charges (benefits) (a) 13.7 0.17 (89.3) (1.12) As adjusted $73.3 $0.92 $269.2 $3.37 Weighted average number of diluted shares outstanding (in thousands) 79,963 79,914 (a) The tax effects of the adjustments are expenses of $0.7 million for the third quarter 2012 and benefits of $146.7 million for year to date 2012 based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances. Third Quarter 2012 YTD 2012

Tax Provision Reconciliation – Year-to-Date 2013

($M)	YTD 2013						
	Income from cont. ops. before taxes	Income tax provision (benefit)	Income (loss) from cont. ops.	Effective tax rate	Income/ Gain from discontinued operations, net of tax	Net income	Diluted EPS (a)
As reported	$ 41.4	$ 0.8	$ 40.6	*1.9%*	$ 1,120.9	$ 1,161.5	$ 14.84
Adjustments from discontinued operations:							
Gain on sale of discontinued operations					(1,163.8)	(1,163.8)	(14.87)
Expected loss on sale of TiO2 Pigments and Other Businesses (b)					52.7	52.7	0.67
Acquisition and disposal costs					47.1	47.1	0.60
Loss on early extinguishment/modification of debt					11.9	11.9	0.15
Impact of tax related items					2.8	2.8	0.04
Restructuring and other severance costs					2.7	2.7	0.04
Foreign exchange loss on financing activities, net					0.6	0.6	0.01
Mark-to-market swap loss					(0.3)	(0.3)	-
Systems/organization establishment expenses					0.1	0.1	-
Other					0.6	0.6	0.01
Adjustments from continuing operations:							
Foreign exchange loss on financing activities, net	41.7	13.6	28.1			28.1	0.36
Gain on previously held equity interest	(16.0)	-	(16.0)			(16.0)	(0.20)
Loss on early extinguishment/modification of debt	15.5	5.0	10.5			10.5	0.13
Restructuring and other severance costs	14.5	4.7	9.8			9.8	0.13
Acquisition and disposal costs	5.7	1.6	4.1			4.1	0.05
Asset write-downs and other	4.0	1.4	2.6			2.6	0.03
Impact of tax related items	-	(1.1)	1.1			1.1	0.01
Systems/organization establishment expenses	1.5	0.5	1.0			1.0	0.01
Other	2.2	0.7	1.5			1.5	0.02
As adjusted	$ 110.5	$ 27.2	$ 83.3	*24.6%*	$ 75.3	$ 158.6	$ 2.03

(a) Calculated using weighted average diluted shares outstanding of 78,264.

(b) The expected loss on sale represents the difference between the carrying value of these businesses and the expected proceeds. This carrying value includes the assumed recognition of actuarial (pension-related) losses and unrealized foreign exchange losses currently recorded in accumulated other comprehensive income within stockholders' equity, which must be recognized upon completion of the sale.

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Tax Provision Reconciliation – Third Quarter 2012 ($M) Income from cont. ops. before taxes Income tax provision (benefit) Income (loss) from cont. ops. Effective tax rate Income from discontinued operations, net of tax Net income Diluted EPS (a) As reported 42.4 $ 13.6 $ 28.8 $ 32.1% 30.8 $ 59.6 $ 0.75 $ Adjustments from discontinued operations: Restructuring and other severance costs 2.2 2.2 0.03 Other 1.3 1.3 0.01 Adjustments from continuing operations: Restructuring and other severance costs 4.7 0.6 4.1 4.1 0.05 Impact of tax related items - (2.9) 2.9 2.9 0.04 Acquisition and disposal costs 1.6 - 1.6 1.6 0.02 Foreign exchange loss on financing activities, net (0.1) - Other 2.1 0.5 1.6 1.7 0.02 As adjusted 50.8 $ 11.8 $ 39.0 $ 23.2% 34.3 $ 73.3 $ 0.92 $ Third Quarter 2012 (a) Calculated using weighted average diluted shares outstanding of 79,963. (a)

Tax Provision Reconciliation –Year-to-Date 2012

($M)	YTD 2012						
	Income from cont. ops. before taxes	Income tax provision (benefit)	Income (loss) from cont. ops.	Effective tax rate	Income from discontinued operations, net of tax	Net income	Diluted EPS (a)
As reported	$ 92.6	$ (112.0)	$ 204.6	-121.0%	$ 153.9	$ 358.5	$ 4.49
Adjustments from discontinued operations:							
Restructuring and other severance costs					6.6	6.6	0.08
Loss on early extinguishment/modification of debt					1.1	1.1	0.01
Mark-to-market swap loss					1.1	1.1	0.01
Acquisition and disposal costs					0.9	0.9	0.01
Systems/organization establishment expenses					0.7	0.7	0.01
Foreign exchange loss on financing activities, net					(0.6)	(0.6)	-
Other					1.8	1.8	0.02
Adjustments from continuing operations:							
Valuation allowance reversal	-	139.0	(139.0)			(139.0)	(1.74)
Restructuring and other severance costs	20.8	4.5	16.3			16.3	0.20
Loss on early extinguishment/modification of debt	9.7	1.8	7.9			7.9	0.10
Foreign exchange loss on financing activities, net	7.9	0.9	7.0			7.0	0.09
Impact of tax related items	-	(2.9)	2.9			2.9	0.04
Acquisition and disposal costs	1.9	-	1.9			1.9	0.02
Systems/organization establishment expenses	1.0	0.2	0.8			0.8	0.01
Other	2.1	0.8	1.3			1.3	0.02
As adjusted	$ 136.0	$ 32.3	$ 103.7	23.8%	$ 165.5	$ 269.2	$ 3.37

(a) Calculated using weighted average diluted shares outstanding of 79,914.

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Reconciliation of Net Cash to Adjusted EBITDA YTD ($M) 2013 2012 Net cash provided by operating activities - continuing operations $91.8 $93.1 Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions 60.7 66.3 Current portion of income tax provision 2.0 20.1 Interest expense, net, excluding amortization of deferred financing costs and unrealized losses/gains on derivatives 64.2 38.6 Restructuring and other severance costs 13.2 17.9 Systems/organization establishment expenses 1.5 1.0 Acquisition and disposal costs 5.7 1.9 Asset write-downs and other 4.0 0.2 Bad debt provision (0.2) (0.6) Other 2.2 1.9 Adjusted EBITDA from Continuing Operations $245.1 $240.4 Discontinued Operations 246.0 393.0 Total Adjusted EBITDA $491.1 $633.4

Reconciliation of Net Cash to Free Cash Flow ($M) 2013 2012 2013 2012 Net cash provided by operating activities $145.5 $141.7 $278.8 $294.8 Capital expenditures, net of government grants received (106.7) (69.9) (260.0) (220.7) Acquisition and disposal costs 23.0 3.9 35.7 8.1 Restructuring charges 2.7 4.8 14.8 12.8 Interest rate swap termination payment - - 3.7 - Excess tax benefits from stock-based payment arrangements 1.4 - 3.8 1.4 Other 2.7 0.7 4.5 5.6 Free Cash Flow $68.6 $81.2 $81.3 $102.0 Third Quarter YTD

Reconciliation of As Reported Cash to ProForma Cash ($M) As reported cash and cash equivalents balance as of Sept. 30, 2013 $932 Enterprise value from sale of Clay Additives business 635 Taxes, fees, expenses and other required adjustments associated with the Clay Additives sale (20) ProForma cash and cash equivalents balance as of Sept. 30, 2013 1,547 Enterprise value from sale of TiO2 Pigments and Other businesses 1,325 Estimated pension, taxes, fees, expenses and other required adjustments associated with TiO2 Pigments and Other businesses (325) ProForma cash and cash equivalents balance as of Sept. 30, 2013 $2,547

Reconciliation of Pre-Tax Income to Adjusted EBITDA – LTM 9/30/13 ($M) LTM 9/30/13 Lithium Surface Treatment Corporate and other Discontinued Operations Consolidated Income (loss) - cont. ops. before taxes $101.4 $122.9 $(166.5) - $57.8 Interest expense, net 2.6 12.6 75.9 - 91.1 Depreciation and amortization 46.1 31.7 13.4 - 91.2 Restructuring and other severance costs 18.5 8.0 3.2 - 29.7 Systems/organization establishment expenses 0.9 1.6 - - 2.5 Acquisition and disposal costs 0.1 1.6 - - 1.7 Loss on early extinguishment/modifications of debt 2.6 3.1 12.1 - 17.8 Asset write-downs and other 4.0 0.1 - - 4.1 Gain on previously held equity interest - (16.0) - - (16.0) Foreign exchange loss on financing activities, net 6.9 (0.1) 37.3 - 44.1 Other (0.1) 1.0 0.9 - 1.8 Adjusted EBITDA - continuing operations $183.0 $166.5 $(23.7) - $325.8 Discontinued Operations 304.8 304.8 Total Adjusted EBITDA $183.0 $166.5 $(23.7) $304.8 $630.6 Continuing Operations

Reconciliation of LTM 9/30/13 Net Sales Surface Corporate Discontinued Lithium Treatment and other Total Operations Three months ended December 31, 2012 119.1 $ 175.5 $ 27.4 $ 322.0 $ 507.0 $ 829.0 $ Three months ended March 31, 2013 118.5 184.5 34.1 337.1 597.5 934.6 Three months ended June 30, 2013 125.7 191.2 31.0 347.9 624.4 972.3 Three months ended September 30, 2013 120.3 193.6 31.9 345.8 544.3 890.1 Twelve months ended September 30, 2013 483.6 $ 744.8 $ 124.4 $ 1,352.8 $ 2,273.2 $ 3,626.0 $ ($M) Total incl. Disc. Ops.